Exhibit 10.1

ASSET PURCHASE AGREEMENT

By and Between

COYOTE OIL COMPANY, INC.

(Seller)

and

ECODOMAINE REFINING INC.

(Buyer)

Covering the Acquisition of the Coyote Oil Refinery

and related assets

June 3, 2005

507831 000002 HOUSTON 359849.10

ARTICLE I DEFINITIONS AND INTERPRETATIONS

  1.01

Definitions

4

  10.2

Interpretation

9

ARTICLE II SALE AND PURCHASE; PURCHASE PRICE; METHOD OF PAYMENT; LIMITED ASSUMPTION AND RETENTION OF LIABILITIES

10

  2.01

Sale and Purchase

10

  2.02

Purchase Price

10

  2.03

Method of Payment

11

ARTICLE III CLOSING

11

  3.01

Place and Time

11

  3.02

Transactions and Deliveries at or Prior to Closing

11

  3.03

Closing Adjustments

12

ARTICLE IV SELLER’S REPRESENTATIONS AND WARRANTIES

13

  4.01

Organization and Standing

13

  4.02

Authority and Binding Obligations

13

  4.03

Consent: Non-Contravention

13

  4.04

Litigation

13

  4.05

Condition of Acquired Asset

13

  4.06

Compliance with Laws

13

  4.07

Permits

14

  4.08

Taxes

14

  4.09

Good and Marketable Title

14

  4.10

Actions and Proceedings

14

ARTICLE V BUYER’S REPRESENTATIONS AND WARRANTIES

14

  5.01

Organization and Standing

14

  5.02

Authority and Binding Obligations

14

  5.03

No Consent Required, Non-Contravention

15

  5.04

Litigation

15

  5.05

Actions and Proceedings

15

ARTICLE VI CONDITIONS PRECEDENT TO BUYER’S OBLIGATION TO CLOSE

15

  6.01

Deliveries

15

  6.02

Taking of Acquired Assets

15

  6.03

Representations and Warranties True, Covenants and Agreements Performed

16

ARTICLE VII CONDITIONS PRECEDENT TO SELLER’S OBLIGATION TO CLOSE

16

  7.01

Deliveries

16

  7.02

Representations and Warranties True; Covenants and Agreements Performed

16

ARTICLE VIII JOINT CONDITIONS PRECEDENT TO CLOSING OBLIGATIONS

16

  8.01

Litigation

507831 000002 HOUSTON 359849.10

ARTICLE IX COVENANTS AND AGREEMENTS OF SELLER

  9.01

Access; Records

17

  9.02

Consents to Assignment

18

ARTICLE X COVENANTS AND AGREEMENTS OF BUYER

18

 10.01

Access; Records

18

 10.02

Qualifications; Approvals, Licenses and permits

18

ARTICLE XI COVENANTS AND AGREEMENTS OF BUYER AND SELLER

18

 11.01

Tax Allocation

18

 11.02

Collection of Amounts Owed to a Party

18

 11.03

Title Policies

19

 11.04

Payment of Certain Expenses Due and Payable After the Closing Date; Cooperation

19

 11.05

Relationship of the Parties

20

 11.06

Satisfaction of Conditions Precedent

20

ARTICLE XII RISK OF LOSS

20

ARTICLE XIII COMMISSIONS AND FINDER’S FEES

20

ARTICLE XIV TERMINATION OF AGREEMENT

21

 14.01

Termination of Agreement

21

 14.02

Effect of Termination

21

ARTICLE XV MISCELLANEOUS

21

 15.01

Entire Agreement; Amendments

21

 15.02

Business Day Actions

22

 15.03

Invalidity

22

 15.04

Joint Drafting

22

 15.05

Effect of Waiver or Consent

22

 15.06

Limitations on Benefits of this Agreement

22

 15.07

Notices

23

 15.08

Binding Effect

23

 15.09

Additional Actions and Documents

23

 15.10

Updated/Revised Schedules

24

 15.11

Place of Transfer of Title and Possession

24

 15.12

Choice of Law

24

 15.13

Confidentiality

24

 15.14

Costs and Expenses

25

 15.15

Counterparts

507831 000002 HOUSTON 359849.10

ASSET PURCHASE AGREEMENT

(Green River Refinery)

THIS ASSET PURCHASE AGREEMENT (the “Agreement”) is made and entered into as of the 30th day of march, 2004, by and between COYOTE OIL COMPANY, a Nevada corporation, hereinafter referred to as “Seller”, and ECODOMAINE REFINING INC., a Utah limited liability company, hereinafter referred to as “Buyer”.

W I T N E S S E T H:

WHEREAS, Seller is the owner of a refinery complex commonly known as the Coyote Oil Refinery Located in Green River, Utah;

WHEREAS, Seller desires to sell or cause the sale of the Acquired Assets, as hereinafter defined; and

WHEREAS, Buyer desires to buy the Acquired Assets on the terms and conditions contained in this Agreement.

NOW, THEREFORE, in consideration of Ten Dollars U.S. ($10.00), the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATIONS

1.01

Definitions. Terms which are defined in Sections other than Article I of this Agreement, shall have the meanings attributed to them where defined. As used in this Agreement, the following terms shall have the meanings set forth below, unless the context otherwise requires:

“Acquired Assets” shall mean the Improvements, the Equipment, the Refinery Land, Prepaid Expenses and Deposits, Refinery Records and the Refinery Other Assets, but shall exclude (i) the Excluded Assets and (ii) all of those assets now owned by Seller or hereafter acquired by Seller and that are transferred, used or otherwise disposed of prior to Closing in the ordinary course of business.

“Affiliate” shall mean, with respect to any specified Person, any other Person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power  to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. It is understood that (i) a company (hereinafter referred to s the parent company) directly “controls” another particular company if the parent company holds shares or equivalent ownership interest carrying more than fifty percent (50%) of the votes exercisable at a general meeting (or its equivalent) of the particular company, and (ii) a parent company indirectly “controls” another particular company if a series of companies can be specified beginning with the parent company and ending with the particular company so related that each company of the series owns, either directly or through one or companies in the series, more than a fifty percent (50%) interest in a later company in the series.

“Applicable Law” shall mean any applicable statute, law, ordinance, rule or regulation including all laws relating to safety, health or environment.

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in Utah are authorized by law to close.

“Closing” shall mean the closing of the purchase and sale contemplated hereunder.

“Closing Date” shall mean the time and date established for the Closing pursuant to Section 3.01.

“Confidential Information” shall have the meaning set forth in Section 15.13

“Contracts” shall mean all contracts, agreement, leases or any other obligations, responsibilities, liabilities, costs and expenses of whatever kind and nature (whether written or oral) which arise out of, or are incurred in connection with, the ownership of the Acquired Assets or the operation of the Refinery.

“Deliverable Items” shall mean design manuals, operation manuals, blue prints, engineering studies and engineering reports and with respect to computer software, object code and source code; user operations and system documentation; system engineering and design information; and all associated data files and data bases to the extent such systems exist for the operations of the Refinery and can be delivered by a Party.

“Effective Time” shall mean 12:01 A.M. Eastern Time on the day of the Closing Date.

“Equipment” shall mean all furnishings, furniture, computer hardware, telecommunications equipment, fittings, machinery, refining process units, tools, spare parts, apparatus, tanks, meters, pumps, engines, compressors, pipes, valves, connections, regulators, sewers, appliances, signs and all other articles of tangible personal property of every kind whatsoever (excluding Improvements) in all cases owned by or leased to Seller that in the normal course of business which are located on the Refinery Land or are used in or held for use by Seller primarily in the Operations. Equipment shall include those items described on Schedule1.01H hereto.

“Excluded Assets” shall mean (i) all of Seller’s or its Affiliates cash deposits and bank accounts, (ii) all accounts receivable or exchange balances owed to Seller or its Affiliates by reason of deliveries made by Seller or its Affiliates or on account of the Acquired Assets prior to the Effective Time (iii) the financial books and records of Seller or its Affiliates and the personnel, employment and other records of Seller as to their former employees other than the Refinery Records; (iv) any claims or other rights to receive monies arising prior to or after the date of execution hereof which Seller or its Affiliates has or may have which are attributable to its ownership of the Acquired Assets prior to the Effective Time; (v) all company minute books and similar materials related to maintenance of company records other than the Refinery Records; and (x) those assets described on Schedule 1.01B.

“Force Majeure Event” shall mean any (1) fire, explosion, strike, lock out, casualty or accident; (2) act of God, including epidemic, hurricane, tornado, earthquake, cyclone or flood; (3) war, revolution, civil commotion, act of enemies, blockade, or embargo; or (4) other similar occurrences or acts beyond the reasonable control of a Party hereto, which act or occurrence shall make it impossible for the Party to be concerned to carry out the obligations of such Party under this Agreement (but lack of financial ability shall not be a Force Majeure Event). Those provisions in this Agreement regarding Force Majeure Events shall only be applicable in the specific situation(s) in which this Agreement expressly provides they shall apply and in no other situations.

“Governmental Authority” shall mean the United States and any foreign, state, county, city or other political subdivision, agency, court or instrumentality and any self regulatory organization, such as a securities exchange.

“Improvements” shall mean any and all buildings, structures, fixtures or other improvements owned by or leased to Seller that are attached or affixed to the Refinery Land.

“Intangible Property” shall mean (i) any and all business trade secrets, including sales tools and supplier lists and (ii) other intangible properties, including any goodwill or going concern value associated with any of the foregoing, but excluding in each case all Intellectual Property held by Seller or used in the Operations, any customer lists and any of Seller’s business or marketing plans.

“Intellectual Property” shall mean all, if any, technology, proprietary information and technology and intellectual property that is used in the Refinery including patents, patent applications to register copyrights, formulae, processes, engineering data, designs, know-how, show-how, confidential proprietary technical information and trade secrets or other similar data or information and computer software.

“Judgments” shall mean all judgments, orders, decisions, injunctions, decrees or awards of any federal, state, local or foreign court, arbitrator or administrative or Governmental Authority, bureau or agency.

“Known” “Knowledge” or “To the Knowledge of” or “Within the knowledge of” shall mean the actual knowledge of the respective seller and Buyer individuals listed on Schedule 1.01G without independent investigation or inquiry.

“Leases and Easements” shall mean, collectively, those real property leases and easements that either burden or benefit the Refinery Land.

“Legal Requirements” shall mean any and all (i) Applicable Laws; (ii) applicable Judgments; (iii) contracts with any federal, state, local or foreign court, arbitrator or administrative or Governmental Authority, bureau or agency relating to compliance with matters described in (i) or (ii) above, and (iv) applicable Permits; and as any of the foregoing matters described in (i) through (iv) above may have been waived, amended, varied or otherwise modified by any Permit or Permit-related proceedings or other applicable proceedings.

“Liens” shall mean any and all liens, mortgages, charges, pledges, security interests, burdens, easements, rights of way, zoning ordinances, mineral exceptions or other encumbrances of any nature whatsoever, including such as has arisen under any Contracts or Judgments.

“Material Adverse Effect” shall mean the result of any act(s), omission(s), conduct, occurrence(s), condition(s) or situation(s), or any combination thereof if the same have or could reasonably result (either individually or in the aggregate) in actual adverse effect in excess of $25,000.00.

“Operations” shall mean those activities conducted by Seller or its Affiliates in the normal course of business prior to the Effective Time utilizing the Acquired Assets in the operation of the Refinery.

“Party” and “Parties” shall mean each of Seller and Buyer and collectively Seller and Buyer.

“Permits” shall mean any and all permits, temporary permits to construct or operate, authorizations, approvals, registrations, rights of way, orders, waivers, variances or other licenses issued or granted by any federal, state or local administrative or Governmental Authority, bureau or agency (i) under any Legal Requirement; or (ii) under or pursuant to any Judgment or any Contract with any such administrative or Governmental Authority, bureau or agency relating in each case to compliance with any Legal Requirement;

“Permitted Encumbrances”   shall mean any Liens that (i) are Leases and Easements (ii) are listed on Schedule 1.01 D; (iii) are of record; (iv) are included the land restrictions to e placed upon approximately 50 acres of the Refinery Land prior to the Closing Date or (v) are caused or created by Buyer.

“Person” shall mean that certain crude oil refinery known as the Coyote Oil Refinery located on the Refinery Land.

“Refinery Land” shall mean the tract(s) (or parcel(s)) of land described in Schedule 1.01F together with easements, appurtenances, submerged land easements, rights and leases, navigation and mooring rights and other hereditaments appurtenant to such land and all the estates and rights of Seller in and to said land, subject to Permitted Encumbrances and excluding mineral rights thereon.

“Refinery Other Assets” shall mean any and all Intangible Property, Contracts that are transferred to Buyer hereunder, Leases and Easements, and Permits including environmental Permits that are transferred to Buyer hereunder, the line space allocation on the pipelines downstream of the Refinery, if any, through which Refinery products have been transported by Seller, all catalysts and other assets located on the Refinery Land, and Intellectual Property or licenses therefor in all cases owned by or leased to Seller that in the normal course of business are located on the Refinery Land or are used in or held for use by Seller primarily in the Operations.

“Refinery Records” shall mean Seller’s or its Affiliates books and records, in any form or media, operational, maintenance, construction, environmental and technical records located at the Refinery and exclusively used by or for the Refinery relating to Operations or the Acquired Assets up to the Effective Time. For the avoidance of doubt, Refinery Records specifically excludes (i) any of the Seller’s or its Affiliates’ business plans, strategies and financial records that address or reflect activities outside of the Refinery; (ii) any of Seller’s or its Affiliates’ company minute books and records, Tax Returns or other materials that do not pertain to the Acquired Assets or ongoing day-to-day operation of the Operations and (iii) personnel or medical records for which the Acquired Employee’s written consent to the release of such record is not obtained.

“Related Agreements” shall mean any and all agreements or documents executed in connection with or as required under this Agreement.

“Taxes” shall mean all United States federal, state, local or foreign income, profits, gross receipts, windfall profits, severance, real or personal property, intangible property, occupation, production,  franchise, capital gains, employment, withholding social security (or similar), disability, registration, stamp, payroll, goods and services, alternative or add-on minimum tax, or any other taxes, charges, fees, imposts, duties, levies, withholdings or other assessments imposed by any governmental entity, including environmental taxes imposed pursuant to Chapter 38 of the Code, and similar state laws, excise taxes, customs duties, utility, property, sales, use, value added, transfer and fuel taxes, or other like assessment or charge of any kind whatsoever, together with any interest, fines, penalties or additions to tax attributable or imposed on or in respect thereof, imposed by any Governmental Authority, whether or not disputed, including all applicable sales, use, excise, business, occupation or other tax, if any, relating to this or any other service, supply or operating agreement.

“Tax Allocation” shall have the meaning set forth in Section 11.01.

“Tax Return” shall mean any return, declaration, report or similar statement required to be filed with respect to any Taxes (including any attached schedules) including any information return, claim for refund, amended return and declaration of estimated Tax.

“Title Company” shall have the meaning specified in Section 11.03.

“Use” or its derivative words means make, use, have made and sell, import and reproduce, distribute, publicly perform, publicly display and make a derivative work.

1.02

Interpretation.  Unless expressly provided for elsewhere in this Agreement, the Agreement shall be interpreted in accordance with the following provisions:

(a)

All references herein to Articles, Sections, Exhibits and Schedules are to Articles and Sections of and Exhibits and Schedules attached to and forming part of this Agreement, unless the contrary is specifically stated;

(b)

The headings of the Articles, Sections and subsections of this Agreement and the headings contained in the Exhibits and Schedules hereto are inserted for the convenience of reference only and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof or thereof,

(c)

In the event of any conflict between the main body of this Agreement and the Exhibits and Schedules hereto, the provisions of the main body of this Agreement shall prevail;

(d)

Except where specifically stated otherwise, any reference to any statute, regulation, rule, or agreement shall be a reference to the same as amended, supplemented or re-enacted from time to time;

(e)

Whenever the words “include,” “including,” or “includes” appear in this Agreement, they shall be read to be followed by the words “without limitation” or words having similar impart;

(f)

Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine, or neuter forms, and the singular form of nous, pronouns and verb shall include the plural and vice versa;

(g)

A reference to any agreement or document (including a reference to this Agreement) is to the agreement or document as amended, varied, supplemented, novated, or replaced, except to the extent prohibited by this Agreement or that other agreement or document;

(h)

A reference to any Party to this Agreement or another agreement or document includes the Party’s permitted successors and assigns;

(i)

A reference to a writing includes a facsimile transmission of it and any means of reproducing of its words in a tangible and permanently visible form;

(j)

The words “hereof, herein and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

(k)

The word, “or” will have the inclusive meaning represented by the phrase “and/or”;

(l)

The phrase “and/or” when used in a conjunctive phrase, shall mean any or one or more of the Persons specified in or the existence or occurrence of any one or more of the events, conditions or circumstances set forth in that phrase; provided, however,  that when used to describe the obligation of one or more Persons to do any act, it shall mean the obligation is the obligation of each of the Persons but that it may be satisfied by performance by any one or more of them;

(m)

“Shall” and “will” have equal force and effect;

(n)

Unless otherwise specified, all references to a specific time of day in this Agreement shall be based upon Central Standard Time or Central Daylight Savings Time, as applicable on the date in question in Houston, Texas;

(o)

References to “$” or to “dollars” shall mean the lawful currency of the United States of America; and

(p)

All references to “day” or “days” shall mean calendar days unless specified as a “Business Day.”

ARTICLE II

SALE AND PURCHASE; PURCHASE PRICE; METHOD OF PAYMENT;

LIMITED ASSUMPTION AND RETENTION OF LIABILITIES

2.01

Sale and Purchase.  Subject to the conditions hereof, Seller agrees to sell, assign, transfer, convey and deliver or cause the sale, assignment, transfer, conveyance and delivery to Buyer, and Buyer agrees to purchase and accept or cause its Affiliates to purchase and accept from Seller or its Affiliate, the Acquired Assets at the Closing. The Acquired Assets are being assigned and transferred in their AS IS condition, with all faults, and without warranty as to condition, fitness for a particular use, or operability.

2.02

Purchase Price. For and in consideration of the respective conveyances, assignments, representations, warranties and covenants described herein and performance of the terms thereof; Buyer agrees to pay to Seller, and Seller agrees to accept from Buyer Five Hundred Thousand Dollars ($500,000.00) payable as follows:

(a)

Ten Thousand Dollars ($10,000.00) (the “Earnest Money”) was paid to Seller by Devere Bigelow on behalf of buyer which Earnest Money shall be applied to the Purchase Price or refunded as herein provided;

(b)

Fifteen Thousand Dollars ($15,000.00) shall be payable at the Closing subject to adjustment pursuant to Sections 3.03 and Article XI;

(c)

Twenty-Five Thousand Dollars ($25,000.00) shall be payable thirty days after the Closing; and

(d)

Delivery of a promissory note (the “Purchase Note”) in the original principal amount of $450,000.00, payable at a rate of 5% per annum without interest, with the first installment of ninety thousand dollars ($90,000) being due and payable on the first annual anniversary of the Closing, with subsequent installments being each in the amount of ninety thousand dollars ($90,000.00) due on each annual anniversary date thereafter to and including the fifth annual anniversary date at which time the Purchase Note shall be due in full.

2.03

Method of Payment. All amounts to be disbursed at or, pursuant to the terms of this Agreement shall be made immediately available U.S. funds, wire transfer to a U.S. bank account designated by Seller or by any other means agreed to by Seller.

ARTICLE III

CLOSING

3.01

Place and Time. The Closing shall take place at the offices of Coyote Oil Company, Inc., 2157 Lincoln Street, Salt Lake City, Utah on the earlier of (i) five (5) Business Days following satisfaction of all of the conditions to close contained herein or (ii) June 30, 2006, or on such other date as Buyer and Seller may mutually agree.

3.02

Transactions and Deliveries at or Prior To Closing.

(a)

At the Closing, Seller shall deliver to Buyer;

(i)

properly executed and acknowledged deeds, with warranty of title, to the Refinery Land, the Improvements thereon, and the appurtenances thereto, each such deed to be in the form of Exhibit A;

(ii)

a Bill of Sale to be in the form of Exhibit B along with any other properly executed and acknowledged general conveyances for any other of the  Acquired Assets not conveyed pursuant to such Bill of Sale (excluding the Refinery Land);

(iii)

copies of the resolutions of, certified as being correct and complete and then in full force and effect, authorizing the execution of this Agreement and the Related Agreements and the consummation of the transactions contemplated under this Agreement and the Related Agreement (to the extent required by the Seller’s organizational documents);

(iv)

certificates of incumbency and specimen signatures of the signatory officers of Seller;

(v)

a short-form Good Standing Certificate issued by the Secretary of State for the State of Nevada in respect of Seller;

(vi)

an Assignment Agreement in the form of Exhibit C attached hereto, transferring all Leases and Easements, Permits and the Contracts; and

(vii)

any other documents, instruments or agreements contemplated hereby or reasonably necessary or appropriate to consummate the transactions contemplated hereby, including, if applicable, the execution and delivery of the Related Agreements.

(b)

At the Closing, Buyer shall deliver to Seller:

(i)

the payment specified in Section 2.02(b);

(ii)

the Promissory Note in the form of Exhibit D attached hereto;

(iii)

properly executed and acknowledged first trust deed or other form of secured interest in “Refinery Land” and “Refinery Other Assets”’

(iv)

copies of the resolutions of Buyer, certified as being correct and complete and then in full force and effect, authorizing the execution of this Agreement and the Related Agreements to which it is a party, and the consummation of the transactions contemplated under this Agreement and the Related Agreements to which it is a party (in each case to the extent required by such Person’s organizational documents);

(v)

certificates of incumbency and specimen signatures of the signatory officers of Buyer;

(vi)

a Good Standing Certificate issued by the State for the State of Utah in  respect of Buyer;

(vii)

any other documents, instruments or agreements contemplated hereby or reasonably necessary or appropriate to consummate the transactions contemplated hereby, including, if applicable, the execution and delivery of the Related Agreements.

3.03

Closing Adjustments. At the Closing, the amount of the Closing Date Payment payable to Buyer shall be reduced by an amount, if any, equal to the pro-ration of property Taxes pursuant to Section 11.04 and the other required payments required under Article XI.

ARTICLE IV

SELLER’S REPRESENTATIONS AND WARRANTIES

Seller represents and warrants to Buyer the Knowledge of Seller, except with respect to Sections 4.01 and 4.02 which shall not be limited to the Knowledge of Seller, as follows:

4.01

Organization and Standing. Seller is a corporation, duly formed and is validly existing, in good standing under the laws of the State of Nevada and is in good standing as a corporation,  in all jurisdictions where the nature of its properties or business requires it.

4.02

Authority and Binding Obligation.  Seller has the power and authority to execute, deliver and perform its obligations under this Agreement and the Related Agreements, as applicable. The execution, delivery, and performance of this Agreement and of the Related Agreements by Seller have been duly authorized by requisite corporate action; and

Each of this Agreement and the Related Agreements constitute a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general principles of equity.

4.03

Consent: Non-Contravention

(a)

Except as otherwise set forth in Schedule 4.03(a) no consent, waiver, approval, order, authorization or other action by or filings with any Governmental Authority or other Person is required in connection with the execution, delivery and performance by Seller, of this Agreement or the Related Agreements.

(b)

Except as specified in Schedule 4.03(b) neither the execution and delivery of this Agreement or the Related Agreements by Seller, nor the consummation of the transactions contemplated hereby or thereby will violate or conflict with or result in the acceleration of rights, or benefits or payments under any agreement, instrument, statute, regulation, rule, order, writ, judgment or decree to which the Seller or its Affiliates are directly or indirectly a party or are directly or indirectly subject.

4.04

Litigation. The Seller is unaware of any lawsuits or other proceedings pending or threatened against or affecting Seller, the Operations or any of the Acquired Assets by or before any Governmental Authority or third party.

4.05

Condition of Acquired Assets. The tangible Acquired Assets will be as of the Closing Date in substantially the same condition and repair, ordinary wear and tear excepted, as of the date of this Agreement.

4.06

Compliance with Laws. As of the date of this Agreement, Seller believes it is in compliance with all Applicable Laws relating to the Acquired Assets.

4.07

Permits. Schedule 4.07 contains a true and complete list of Seller’s or its Affiliates’ material Permits used in connection with the Acquired Assets or the Operations as of the date of this Agreement.

4.08

Taxes. There are no tax liens open, pending against or, threatened against the Acquired Assets. Seller or its Affiliates have filed tax returns relating to the Operations and Acquired Assets that re required to be filed with respect to all periods ending prior to the Effective Time.

4.09

Good and Marketable Title.

(a)

Schedule 1.01F contains a true and complete description of the Refinery Land.

(b)

Seller has good and marketable title to, or a valid leasehold interest in, all of the Acquired Assets. Except for Acquired Assets sold, consumed or otherwise disposed of in the ordinary course of business and consistent with past practices, free and clear of any Liens, other than Permitted Encumbrances.

4.10

Actions and Proceedings No proceeding or investigation is pending or threatened before any court, arbitrator or administrator or Governmental Authority, bureau or agency to restrain or prohibit, or to obtain damages, a discovery order or other relief in connection with this Agreement or any of the Related Agreements or any material part of the transactions contemplated hereby or thereby.

ARTICLE V

BUYER’S REPRESENTATIONS AND WARRANTIES

Buyer represents and warrants to Seller to the Knowledge of Buyer, except Sections 5.01 and 5.02 shall not be limited to the Knowledge of Buyer, as follows:

5.01

Organization and Standing Buyer is a corporation duly organized, validly existing in good standing under the laws of the State of Utah and is in good standing as a corporation in all jurisdictions where the nature of its properties or business requires it.

5.02

Authority and Binding Obligations. Buyer has the power and authority to execute, deliver and perform its obligations under this Agreement and the Related Agreements, as applicable. The execution, delivery, and performance of this Agreement and of the Related Agreements by Buyer

(a)

have been duly authorized by requisite company action;

(b)

do not conflict or result in a violation or breach of or result in the acceleration of rights, benefits or payments under the organization documents of the Buyer.

Each of this Agreement and the related Agreements constitute a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general principles of equity.

5.03

No Consent Required, Non-Contravention.

(a)

No consent, waiver, approval, order, authorization or other action by or filings with any Governmental Authority or other Person is required in connection with the execution, delivery and performance by Buyer of this Agreement or the Related Agreements.

(b)

Neither the execution and delivery of this Agreement or the Related Agreements by Buyer nor the consummation of the transactions contemplated hereby will violate or conflict with or result in the acceleration of rights, or benefits or payments under any agreement, instrument, statute, regulation, rule, order, writ, judgment or decree to which the Buyer or its Affiliate is directly or indirectly a Party.

5.04

Litigation There are no lawsuits or other proceedings pending or threatened against or affecting the Buyer by or before any Governmental Authority or third party.

5.05

Actions and Proceedings. No proceeding or investigation is pending or threatened before any court, arbitrator or administrator or Governmental Authority, bureau or agency to restrain or prohibit, or to obtain damages, a discovery order or other relief in connection with this Agreement or any of the Related Agreements or any material part of the transactions contemplated hereby or thereby.

ARTICLE VI

CONDITIONS PRECEDENT TO BUYER’S OBLIGATION TO CLOSE

The obligations of Buyer to purchase the Acquired Assets are subject to the satisfaction of Buyer on or prior to the Closing Date, unless waived, of the conditions set forth in this Article VI

The conditions precedent to Buyer’s obligation to close are as follows:

6.01

Deliveries.  Seller shall have delivered to Buyer all of the documents required to be delivered pursuant to Section 3.02(a) and the Related Agreements.

6.02

Taking of Acquired Assets. In the event that prior to Closing there shall be instituted or threatened in writing any governmental proceeding or other governmental action, including eminent domain, condemnation or other governmental proceeding, or there is a reasonable probability of Seller (after Closing) losing any portion of or interest in the Acquired Assets, Seller shall immediately notify Buyer, and Buyer, shall have the right to terminate this Agreement within thirty (30) days from the date of such notice, by giving notice to Seller of its election to terminate. If Buyer is not entitled to or, if entitled, does not timely terminate this Agreement, then Seller shall assign to Buyer at Closing any rights Seller may have to receive any payments (net of any expenses) as a result of any such proceeding or other action.

6.03

Representations and Warranties True, Covenants and Agreements Performed. The representations and warranties of Seller shall have been true and correct in all material respects on the Effective Time as if made on such date. Seller shall have performed and compiled in all material respects with all covenants and agreements by Seller hereunder required to be performed or complied with on or prior to the Effective Time.

ARTICLE VII

CONDITIONS PRECEDENT TO SELLER’S OBLIGATION TO CLOSE

The obligations of Seller to sell, transfer, convey, and deliver or cause the sale, transfer, conveyance and delivery of the Acquired Assets are subject to the satisfaction of the Seller on or prior to the Closing Date, unless waived, of the conditions set forth in this Article VII

The conditions precedent to Seller’s obligation to close are as follows:

7.01

Deliveries. Buyer shall have made the payments and delivered to Seller all of the documents and instruments required pursuant to Section 3.02(b) or elsewhere in this Agreement.

7.02

Representations and Warranties True; Covenants and Agreements Performed. The representations and warranties of Buyer shall have been true and correct in all material respects as of the date of this Agreement and shall be true and correct in all material respects on the Effective Time as if made on such date, and Buyer shall have performed and compiled in all material respects with all covenants and agreements by Buyer hereunder required to be performed or complied with on or prior to the Effective Time.

ARTICLE VIII

JOINT CONDITIONS PRECEDENT TO CLOSING OBLIGATIONS

The obligations of Buyer and Seller to close shall be subject to the satisfaction of each Party on or prior to the Closing Date of the following conditions:

8.01

Litigation No order of any court or order or action of any Governmental Authority purporting to restrain or prohibit the transactions contemplated hereby shall be in effect, and no action, suit, claim, arbitration, or proceeding shall be pending by any Governmental Authority, and no new Applicable Law, environmental Law, or regulation shall have been enacted or taken effect that seeks to restrain or prohibit the transactions contemplated hereby, or that has or reasonably could have a Material Adverse Effect upon the right of Buyer to own, conduct or operate the Acquired Assets or the Operations, or that seeks to subject Buyer or Seller to any penalty or material liability in connection with this Agreement or the transactions contemplated hereby.

ARTICLE IX

COVENANTS AND AGREEMENTS OF SELLER

Seller covenants and agrees as follows:

9.01

Access; Records.

(a)

Pre-Closing Access. Seller will, and will cause its Affiliates to, afford Buyer and its agents, consultants, and other authorized representatives full access to the Acquired Assets, to Seller’s, Permits and other material information requested in writing by Buyer (subject to any confidentiality agreements, applicable legal restrictions and any applicable privileges) relating to the Acquired Assets or the Operations, and to Seller’s or its Affiliates’ personnel, and Seller will cause its officers and other agents to furnish or make available to Buyer such operating data and other information with respect to the Acquired Assets and the Operations as Buyer may from time to time reasonably request.

(b)

Post-Closing Access.  From and after the Effective Time, Seller will, and will cause its Affiliates to, afford to Buyer and its authorized representatives reasonable access during normal business hours to personnel and to such properties and records that were not transferred to Buyer and, if requested, will furnish to Buyer such additional information and cooperate with buyer in such other respects, including the making of employees available to Buyer at Buyer’s expense as witnesses or deponents as Buyer may reasonably request for (a) tax or similar purposes, (b) purposes of investigating claims, or conducting litigation or administrative proceedings with third parties or Governmental Authorities or (c) any other proper purpose. Seller will, and will cause its Affiliates to, keep and maintain the records to which Buyer or its representatives may request access pursuant to this Section 9.01, such records to be maintained for a period of (10) years from the Closing Date in the case of environmental records and five (5) years for all other records or such longer period as may be required by Applicable Laws, environmental Laws or reasonably requested by Buyer, provided that if Seller desires to destroy or dispose of such records during such period Seller will first offer in writing at least sixty (60) days before such destruction or disposition to surrender to Buyer and if Buyer does not accept such offer within twenty (20) days after receipt of such offer, then Seller may take such action.

(c)

Delivery of Documents. Seller shall deliver to Buyer (in the manner reasonably directed by Buyer in writing) on the Closing Date originals where available of all Leases and Easements (unless the original is on file with the State of Utah or Emery County, in which case Seller shall deliver a copy) and of all Contracts assigned to Buyer at the Closing. Seller also shall furnish or otherwise make available to Buyer (in the manner reasonably directed by Seller in writing) originals or copies of all Refinery Records and Deliverable Items to the extent in Seller’s possession or control.

(d)

Confidentiality. Any information obtained by Buyer, its employees, representatives, consultants, attorneys, agents, lenders and other advisors under this Section 9.01 shall be subject to provisions of Section 15.13

9.02

Consents to Assignment. Seller and buyer agree to sue or cause to be used commercially reasonable efforts to obtain prior to Closing all consents to assignment of the Permits (to the extent transferable), and the environmental Permits (to the extent transferable) even though failure to obtain certain of the consents is not a condition precedent to the Closing; provided, that neither Party shall be obligated such consents except to pay such Party’s reasonable expenses or to pay normal fees to governmental agencies, provided further that Seller shall not be required to pay any consideration or suffer any financial disadvantage to obtain such assignment.

ARTICLE X

COVENANTS AND AGREEMENTS OF BUYER

Buyer covenants and agrees as follows:

10.01

Access: Records. From and after the Effective Time, Buyer will, and will cause its Affiliates to, afford to Seller and its authorized representatives reasonable access during normal business hours to personnel and to such properties and records that were transferred to Buyer.

10.01

Qualifications, Approvals, Licenses and Permits. Buyer shall proceed diligently and in good faith and shall use commercially reasonable efforts at Buyer’s expense to obtain all necessary United States and State of Utah Permits and environmental Permits.

ARTICLE XI

COVENANTS AND AGREEMENTS OF BUYER AND SELLER

Buyer and Seller each covenants and agrees as follows:

11.01

Tax Allocation. Seller and Buyer shall negotiate in good faith prior to the Closing to agree upon an allocation of the Closing Date Payment (the “Tax Allocation “) in the form of Schedule 11.01.  If an Agreement is reached, the Parties shall treat and report the sale and purchase of the Acquired Assets for all federal, state and local Tax purposes in a manner consistent with the Tax Allocation and shall not take any position on their respective Tax Returns that is inconsistent with the Tax Allocation.

11.02

Collection of Amounts Owed to a Party. In the event any Party receives any funds or other property that belongs to another Party then the receiving Party shall receive and hold such funds and property in trust for the benefit of the rightful Party and shall promptly forward such funds and property to the Rightful Party. It is the intention of the Parties that, as between the Parties, Seller shall be entitled to all income attributable to the operations conducted prior to the Effective Time and Buyer shall be entitled to all income attributable to the operations conducted prior to the Effective Time and buyer shall be entitled to all income attributable to the operations conducted after the Effective Time. Each Party shall pay to the other Party, promptly after receipt thereof, any amount received by said Party from any third party with respect to (i) rentals, fees or other revenues relating to the Operations and attributable to the ownership period of the other Party; and (ii) products delivered, services performed or other obligations performed by the other Party and attributable to the ownership period of such other Party.

11.03

Title Policies.  Buyer may procure commitments or policies from a title insurance company mutually agreeable to Seller and Buyer (the “Title Company”) to provide owner’s title insurance policies with respect to the Refinery Land; Seller shall execute and deliver to Buyer or the Title Company such affidavits, certificates and other documentation as are reasonably requested to cause the Title Company to issue title insurance policies for the Refinery Land, provided, that, the provisions of such affidavits, certificates and documentation are accurate and do not create any obligations to or indemnification of Seller in addition to those set forth in this Agreement. Seller agrees to cooperate with and assist buyer with any reasonably request in Buyer’s efforts to obtain such title commitments or title policies. Seller agrees to reimburse Buyer an amount equal to the title premiums for the transaction as contemplated by this Agreement. Such reimbursement shall, at Buyer’s election, be a credit against (a reduction of) the Closing Date Payment.

11.04

Payment of Certain Expenses Due and Payable After the Closing Date: Cooperation.

(a)

Buyer shall pay, as and when due, all emissions fees, permit fees and utility bills due and payable after the Closing Date, and Seller shall reimburse Buyer within thirty (30) days after invoice for any amounts under such bills attributable to any period prior to the Effective Time.

(b)

Buyer shall file, or cause to be filed, all required reports and returns incident to all ad valorem Taxes, real property Taxes, personal property Taxes and similar obligations, which reports and returns are due on or after the closing Date and shall pay or cause to be paid to the taxing authorities all such Taxes reflected on such reports or returns even if same are for periods prior to the Closing Date and Seller shall reimburse Buyer within thirty (30) days after invoice for any such taxes and similar obligations that are attributable to any period prior to the Closing Date.

(c)

Any property Taxes assessed against or pertaining to the Acquired Assets, including the Refinery Land, for the taxable period that includes the Closing Date shall be prorated between Buyer and Seller as of the Closing Date. In the event the amount of any such property Tax cannot be ascertained as of the Closing Date, then pro rations shall be made on the basis of the preceding year and to the extent any such pro rations may be inaccurate, Seller and Buyer agree to make such payment to the other after the tax statements have been received as is necessary to allocate such property Taxes properly between the Parties as of the closing Date. Buyer shall receive a credit against the Closing Date Payment on the Closing Date for Seller’s pro rata portion of any such property Taxes that are due and payable on or after the Closing Date. Conversely, the Closing Date Payment shall be increased on the Closing Date for Buyer’s pro rata portion of any such property Taxes that were due and payable prior to the Closing Date for taxable periods that include the Closing Date. Seller shall prepare and deliver to Buyer, no later than ten (10) days prior to the Closing Date, a schedule identifying and pro-rating on an estimated basis all such property Taxes.

11.05

Relationship of the Parties. Nothing in this Agreement or the related Agreements shall be construed to create any joint venture, partnership, agency or other similar fiduciary relationship between the parties hereto or thereto. The Parties and their Affiliates under this Agreement and the Related Agreements are nothing other than independent contractors for the sale or purchase of specific property, goods or services. The Parties hereto acknowledge that, for purposes of this Agreement and the Related Agreements, (i) none of the Parties or their Affiliates shall be considered to be the agent, representative, employee, master, or servant of the others for any purpose, (ii) none of the Parties or their Affiliates have any authority, right or power to enter into a contract or commitment, assume any obligation or make any representation or warranty on behalf of the others (except as expressly specified in this Agreement or the Related agreements). The Parties agree and acknowledge that except as expressly provided herein or in the Related Agreements, none of the Parties or their Affiliates shall owe duties, fiduciary or otherwise to the other.

11.06

Satisfaction of Conditions Precedent.  From the date of this Agreement until the earlier of the Closing or the termination of this Agreement, each Party will use commercially reasonable efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement.

ARTICLE XII

RISK OF LOSS

The risk of damage or other loss to or of the Acquired Assets shall remain with Seller from and after the execution of this Agreement and until the Effective Time, at which time Seller shall place Buyer in possession of the Acquired Assets; and from and after the Effective Time, all risks of damage, destruction, or other casualty loss to or of the Acquired Assets (to the extent not attributable to any breaches of a representation, warranty, covenant or agreement of Seller hereunder) shall be borne solely by Buyer.

ARTICLE XIII

COMMISSIONS AND FINDER’S FEES

Seller represents and warrants to Buyer, and Buyer represents and warrants to Seller, that it has not engaged any broker, finder, or agent in connection with the transactions contemplated hereunder and has not incurred any unpaid liability to any broker, finder, or agent for any brokerage fees, finder’s fees, or commissions with respect to such transactions; and each agrees to indemnify the other against any claims asserted against the other for any such fees or commissions by any Person purporting to act or to have acted for or on behalf of the Indemnifying Party.

ARTICLE XIV

TERMINATION OF AGREEMENT

14.01

Termination of Agreement The Parties may terminate this Agreement, as provided below;

(a)

Buyer and Seller may terminate this Agreement by mutual written consent at any time before the Closing;

(b)

Buyer may terminate this Agreement by giving written notice to Seller at any time before Closing if the Closing shall not have occurred on ro before June 30, 2006, or such later date as the Parties agree in writing (the “Termination Date”);

(c)

Seller may terminate this Agreement by giving written notice to Buyer at any time before the Closing if the Closing shall not have occurred on or before the Termination Date;

(e)

Buyer or Seller may terminate this Agreement if any court of competent jurisdiction or any Governmental Authority shall have issued an order, decree or ruling or shall have taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated hereby and such order, decree, ruling or other action shall have become final and nonappealable; or

(f)

Buyer may terminate this Agreement if the Conditions to Buyer’s Closing have not been met prior to the Closing Date.

14.02

Effect of Termination. If any Party terminates this Agreement pursuant to Section 14.01 hereof, all rights and obligations of the Parties with respect to any Acquired Assets under this Agreement shall terminate without any liability of any Party to any other Party; provided that the confidentiality provisions contained in the provisions of Section 15.13 hereof shall survive termination. In addition, except in the event the Termination is a result of the default by Buyer, all Earnest Money shall be refunded by Devere Bigelow.

ARTICLE XV

MISCELLANEOUS

15.01

Entire Agreement; Amendments. This Agreement and the Related Agreements, including their Exhibits and Schedules, and other writings referred to herein or delivered pursuant hereto which for a part hereof, contain the entire understanding of the Parties with respect to the subject matter hereof. There are no restrictions, agreements, promises, warranties, covenants, or undertakings other than those expressly set forth herein or therein. This Agreement and the Related Agreements supersede any and all prior agreements and understandings between the Parties with respect to the subject matter hereof. This Agreement shall not be amended, altered, or modified except by an instrument in writing duly executed by the Parties hereto.

15.02

Business Day Actions. No action shall be required of the Parties except on a Business Day and in the event an action is required on a day that is not a Business Day, such action shall be required to be performed on the next succeeding day which is a Business Day.

15.03

Invalidity. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future laws, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect, unaffected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. In lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

15.04

Joint Drafting. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this agreement shall be construed as if drafted jointly by the Parties and no presumption of burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

15.05

Effect of Waiver or Consent. No waiver or consent, express or implied, by any Party to or of any breach or default by any other Party in the performance by such other party of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other obligations of such other Party hereunder. Failure on the part of a Party to exercise its rights or to complain of any act of the other Party or to declare the other Party in default, irrespective of how long such failure continues, shall not constitute a waiver by such Party of its rights hereunder until the applicable statute of limitation period has run.

15.06

Limitation on Benefits of this Agreement. No person or entity other than the Parties hereto (or their respective successors or assigns as permitted hereunder) is or shall be entitled to bring any action to enforce any provision of this Agreement against either of the Parties hereto, and the covenants, undertakings, and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the Parties hereto (or their respective successors and assigns as permitted hereunder).

15.07

Notices. All notices, demands, requests, or other communications which may be or are required to be given, served, or sent by either Party to the other Party pursuant to this Agreement or the Related Agreements shall be in writing and shall be (i) mailed by first-class, registered or certified mail, return receipt requested, postage prepaid;(ii) transmitted by hand or courier delivery; or (iii) sent by telegram, facsimile, or telex, addressed in each  case as follows:

(i)

If to Seller:

Coyote Oil Company, Inc.

2157 Lincoln Street

Salt Lake City, Utah 84106

With a copy (which shall not constitute notice) to:

Daniel W. Jackson, Esq.

2157 Lincoln Street

Salt Lake City, Utah 84106

(ii

If to Buyer:

EcoDomaine Refining Inc.

15159 Jacinto Port Blvd.

Houston, TX 77015

With a copy (which shall not constitute notice) to:

Timothy R. Brown

Thompson & Knight LLP

333 Clay Street, Suite 3300

Houston, TX 77002

Each Party may designate by prior notice in writing a new address to which any notice, demand, request, or communication may thereafter be so given, served, or sent. Each notice, demand, request or communication which shall be mailed, delivered or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received for all purposes at such time as delivery is refused upon actual presentation at such address (with the return receipt, the delivery receipt, the affidavit of messenger, or the facsimile answerback being deemed prima facie evidence of such delivery). Notwithstanding the preceding, any notice, demand, request, or communication hereunder shall be deemed duly given five (5) Business Days after it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient.

15.08

Binding Effect. Subject to the provisions hereof restricting assignment, this Agreement shall be binding upon shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

15.09

Additional Actions and Documents. Each of the Parties hereby agrees to take or cause to be taken such further actions to execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments, and to use all reasonable efforts to obtain such consents, as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, terms and conditions of this Agreement, whether before, at or after the closing of transactions contemplated by this Agreement provided that neither Party shall be obligated to make payments or incur obligations to third Parties or governmental agencies in connection therewith except to pay such Party’s reasonable expenses or to pay normal fees to governmental agencies.

15.10

Updated/Revised Schedules.  The Schedules attached to this Agreement have been prepared to the best of the Parties’ knowledge, information and belief. However, each Party reserves the right to make revisions, corrections, additions or other changes to any Schedule at any time prior to Closing, provided that any such revisions, corrections, additions or other changes to not result in a Material Adverse Effect on the Operations or value of the Acquired Assets.

15.11

Place of Transfer of Title and Possession.  Title to and possession of the Acquired Assets as of the Closing shall pass to Buyer in the State of Utah. Title to and possession of any Refinery inventory in transit as of the Closing shall pass to Buyer at the place where it is then situated.

15.12

Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of Utah, without regard to the conflict laws of principles of Utah, and applicable United States federal law.

15.13

Confidentiality

(a)

Each of Seller and Buyer (and their respective Affiliates) acknowledges that the information and material, in whatever form, including this Agreement and the Related Agreements (collectively, the “Confidential Information”) disclosed or make available to it by, and relating to, the other (and its Affiliates) prior to the Effective Time is confidential. Each of Seller and Buyer (and their respective Affiliates) further agrees that it shall use commercially reasonable efforts not to make or permit disclosure of the Confidential Information to any Person, other than their Affiliates, officers, employees, advisers and representatives to whom such disclosure is necessary or convenient for the completion of the transactions contemplated by this Agreement, or any of the Related Agreements, and except as may be required by a court of competent jurisdiction. Each of Seller and Buyer (and their respective Affiliates) shall appropriately notify each officer, employee, adviser and representative to whom any such disclosure is made, that such disclosure is made in confidence and shall be kept in confidence and not to be Used in any capacity except for the operations of the Refinery by Buyer.

(b)

Each of Seller and Buyer (and their respective Affiliates) agrees to use diligent efforts in accordance with customary and reasonable commercial practice, and at least with the same degree of skill and care that it would manifest in protection of its own confidential information, to protect the Confidential Information.

(c)

Each of the Parties (and their respective Affiliates) agrees to notify the other promptly, in the event that it becomes aware of the unauthorized possession or use of the Confidential Information (or any part thereof) by any third Person, including any of its officers, employees, advisers or representatives. Each of Seller and buyer (and their respective Affiliates) agrees to cooperate with the other in connection with the other’s efforts to terminate or prevent such unauthorized possession or use of its Confidential Information. Each of Seller and Buyer (and their respective Affiliates) shall pay the other’s reasonable out-of-pocket expenses in so cooperating in protecting its Confidential Information, unless the unauthorized possession or use of the Confidential Information resulted from the willful misconduct or gross negligence of the Party otherwise entitled to reimbursement of its expenses.

(d)

Each of Seller and Buyer (and their respective Affiliates) acknowledges that the other will suffer injury for which the other will not have an adequate remedy at law, in the event of a breach of the provisions of this Section 15.13 and that the other shall be entitled to injunctive relief as is reasonably necessary to prevent or curtail such breach, whether actual or threatened; provided that, in no event (including a willful breach of this Agreement by Seller or Buyer, respectively) shall Seller or Buyer (or their respective Affiliates) be prevented from exercising all of the rights granted to it hereunder.

(e)

Seller acknowledges and agrees that, as of the Effective Time, nothing herein shall restrict the use by Buyer and its Affiliates of the Refinery Records, the same becoming property of Buyer as a consequence of the transactions contemplated herein. Except for Refinery Records, Buyer shall not use the Confidential Information with for any other purpose other than the evaluation of the transactions contemplated hereunder.

(f)

In the event of any inconsistency between the provisions of this Section 15.13 and the confidentiality provisions of any Related Agreement, the provisions of the Related Agreement shall control with respect to any matters addressed by such Related Agreement.

(g)

The provisions of this Section 15.13 shall remain in force for a period of five (5) years from the Closing Date,

(h)

At the request of Seller, Buyer shall within twenty (20) days after receiving such request return to Seller all written Confidential Information which is not a Refinery Record, including all photocopies of the same.

15.14

Costs and Expenses. Except as expressly provided herein, or in any Related Agreement, each of the Parties to this Agreement, and the Related Agreements, shall bear its own expenses incurred in connection with the negotiation, preparation, execution and Closing of this Agreement, and the Related Agreements, and the transactions provided for hereby and thereby.

15.15

Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but which together will constitute one and the same instrument.

(Signature Page to Follow)

507831 000002 HOUSTON 359849.10

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers or representatives of Buyer and Seller as of the day and year first above written.

SELLER:

COYOTE OIL COMPANY, INC.

By:    /s/ John Peters

Name:   John Peters

Its:   President

BUYER:

ECODOMAINE REFINING INC.

By:   /s/ Devere Bigelow

Name:   Devere Bigelow

Title:      President

507831 000002 HOUSTON 359849.10